Exhibit 99.5

August Technology Corporation

Special Meeting of Shareholders—                     , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated                     , and appoints Jeff L. O’Dell and Scott A. Gabbard, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of Common Stock of August Technology Corporation held of record by the undersigned at the close of business on                     ,                     , 2005, at the special meeting of shareholders to be held at August Technology Corporation’s principal executive offices located at 4900 West 78th Street, Bloomington, Minnesota 55435 at                     , local time, on         ,                     , 2005, or any adjournment or postponement thereof.

Whether or not you plan to attend the special meeting, please vote either by telephone, internet or by completing, signing, dating and promptly returning this proxy in the postage-prepaid envelope provided. Please do NOT return this proxy card if you are voting by telephone or internet. You may revoke your proxy at any time prior to the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting.

SEE REVERSE SIDE	(To be signed on Reverse Side)	SEE REVERSE SIDE

AUGUST TECHNOLOGY CORPORATION

4900 West 78th Street

Bloomington, Minnesota 55435

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the internet and go to http://www.		Call toll-free

If you vote over the internet or by telephone, please do not mail your card.

—FOLD AND DETACH HERE—

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

Proposal to approve the Agreement and Plan of Merger Reorganization dated as of January 21, 2005, by and among Nanometrics Incorporated, Major League Merger Corporation, Minor League Merger Corporation and August Technology Corporation and the merger contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE-DESCRIBED PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF. IF YOU VOTE “AGAINST” THE PROPOSAL, THE PROXIES ARE NOT AUTHORIZED TO VOTE FOR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS OF THE MEETING, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, UNLESS YOU SO INDICATE BY MARKING THE FOLLOWING BOX  ☐.

Date:
Signature	Signature (if held jointly)

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.